UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/20/2008

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Monica L. Woo Employment Agreement

        On October 22, 2008, NutriSystem, Inc. (the "Company") announced the appointment Monica L. Woo, age 52, as Executive Vice President eCommerce and Chief Marketing Officer. Ms. Woo joins the Company after more than four years as an executive officer at 1-800-Flowers.com, Inc., where most recently she served as President of the Consumer Floral Division.

        Pursuant to an employment agreement between Ms. Woo and the Company, Ms. Woo will begin employment with the Company on November 5, 2008 at an initial base salary of $300,000 per annum. Under the agreement, Ms. Woo is eligible to receive an annual bonus of 100% of her base salary, which shall be no less than her pro rated salary for 2008, and no less than 70% of her salary for 2009. In addition, Ms. Woo will be paid a signing bonus of $50,000 within 15 business days after her employment begins. On her first day of employment, Ms. Woo will receive a restricted stock grant of 100,000 shares under a stock award agreement. Ms. Woo's restricted stock grant will vest over four years from the grant date provided that she is employed by the Company on each vesting date. In the event of a "change of control" (as defined in the agreement), Ms. Woo shall become 100% vested in her restricted stock grant.

        The initial term of the agreement begins on her first day of employment and extends for three years. Thereafter, the agreement renews automatically for one year renewal terms unless either party gives notice of non-renewal at least 60 days prior to the then current term. A one-year renewal also occurs in the event of a change of control. If Ms. Woo's employment with the Company terminates either without cause, as a result of the Company's non-renewal of the agreement at the end of the initial term or any renewal term, or as a result of Ms. Woo terminating her employment for "good reason" (as defined in the agreement), then in exchange for a mutual general release, (i) the Company will pay a lump sum severance payment in an amount equal to the sum of (1) 12 months of salary then in effect, (2) a pro rated annual bonus, and (3) the value of the premium cost to the Company to continue Ms. Woo on the Company's group life and AD&D policy for the 12 month period following her termination date; (ii) the Company will provide group healthcare and dental coverage for 12 months at Ms. Woo's normal contribution rates; (iii) Ms. Woo's covenants against non-competition in the agreement shall be reduced to a 12 month period from the termination date; and (iv) Ms. Woo's restricted stock grant will be accelerated for an additional period of 12 months to accelerate vesting on the pro rata portion of the vesting schedule using a monthly basis instead of the scheduled vesting dates.

        The Company, at its cost, shall provide Ms. Woo month to month temporary housing through 2009, which may be extended through 2010 at the sole discretion of the Company's chief executive officer. If Ms. Woo relocates to the Horsham, Pennsylvania area at any time during the 2009 or 2010 calendar years and while employed by the Company, she shall receive in 2010 a relocation package in an amount of $60,000.

        On her first day of employment, Ms. Woo will also enter into a nondisclosure and noncompete agreement with the Company. Under this agreement, Ms. Woo, for two years after termination of her employment, will agree not to compete with the Company. The geographic limitation of the restriction extends to the existing customers or accounts of the Company no matter where located.

        Additional information regarding Ms. Woo is included in the Company's press release dated October 22, 2008, which is furnished as Exhibit 99.1 to this current report on Form 8-K.

David D. Clark Amended and Restated Employment Agreement

        On October 22, 2008, the Company and David D. Clark entered into an employment agreement that amended and restated his previous agreement dated October 26, 2007, which originally became effective on November 26, 2007. Mr. Clark is the Company's Executive Vice President and Chief Financial Officer.

       Under the agreement, Mr. Clark has an initial base salary of $285,000 and is eligible to receive an annual bonus of 100% of his base salary. In the event of a "change of control" (as defined in the agreement), Mr. Clark shall become 100% vested in restricted stock grants of 39,032 shares made to him on November 26, 2007, and 35,968 shares made to him on July 9, 2008. As previously disclosed, these restricted stock grants vest over four years from their grant date, provided that Mr. Clark is employed by the Company on each vesting date.

        The initial term of Mr. Clark's agreement extends for three years from his original commencement of employment on November 26, 2007. Thereafter, the agreement renews automatically for one year renewal terms unless either party gives notice of non-renewal at least three months prior to the then current term. A one-year renewal also occurs in the event of a change of control. If Mr. Clark's employment with the Company terminates either without cause, as a result of the Company's non-renewal of the agreement at the end of the initial term or any renewal term, or as a result of Mr. Clark terminating his employment for "good reason" (as defined in the agreement), then in exchange for a mutual general release, (i) the Company will pay a lump sum severance payment in an amount equal to the sum of (1) 12 months of salary then in effect, (2) a pro rated annual bonus, and (3) the value of the premium cost to the Company to continue Mr. Clark on the Company's group life and AD&D policy for the 12 month period following his termination date; (ii) the Company will provide group healthcare and dental coverage for 12 months at Mr. Clark's normal contribution rates; (iii) Mr. Clark's covenants against non-competition in the agreement shall be reduced to a 12 month period from the termination date; and (iv) the Mr. Clark's restricted stock grants will be accelerated for an additional period of 12 months to accelerate vesting on the pro rata portion of the vesting schedule using a monthly basis instead of the scheduled vesting dates.

        At the commencement of his employment, Mr. Clark also entered into a nondisclosure and noncompete agreement with the Company that remains in effect. Under this agreement, Mr. Clark, for two years after termination of his employment, has agreed not to compete with the Company. The geographic limitation of the restriction extends to the existing customers or accounts of the Company no matter where located.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.                Description

99.1        Press release issued by the Company, dated October 22, 2008, regarding the appointment of Monica Woo, furnished herewith.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: October 24, 2008	By:	/s/ David D Clark
David D Clark
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release issued by NutriSystem, Inc., dated October 22, 2008, regarding the appointment of Monica Woo